DST SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2015 FINANCIAL RESULTS

KANSAS CITY, MO - July 23, 2015 – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $107.5 million ($2.91 per diluted share) for the second quarter 2015 compared to $137.8 million ($3.34 per diluted share) for the second quarter 2014. Consolidated net income for the six months ended June 30, 2015 was $215.3 million ($5.78 per diluted share) compared to $238.2 million ($5.70 per diluted share) for the six months ended June 30, 2014.

Taking into account certain non-GAAP adjustments, consolidated net income was $51.4 million ($1.39 per diluted share) for second quarter 2015 compared to $49.5 million ($1.20 per diluted share) for second quarter 2014, and $104.0 million ($2.79 per diluted share) for the six months ended June 30, 2015 compared to $97.0 million ($2.33 per diluted share) for the six months ended June 30, 2014.

“During the quarter, we continued to significantly invest in critical aspects of our business that protect the integrity and security of the data on our systems, as well as maintain full regulatory compliance for DST and our customers,” said Steve Hooley, Chairman, CEO and President of DST. “These investments will be on-going and will be matched to the regulatory environment and security challenges being faced by the industry. While these investments, combined with industry headwinds and foreign exchange, continue to pressure our results, we maintain a strong balance sheet that provides us the leverage necessary to support our continued growth and value creation.  We are moving forward cautious about our outlook for the remainder of 2015, however, we are confident that the talented teams across our organization will continue to support the successful execution of our strategic plan, enhance our client service offerings and create value for shareholders.”

Consolidated Financial Highlights

Operating Results

Second quarter 2015 diluted earnings per share, after non-GAAP adjustments, was $1.39, an increase of $0.19 or 15.8% from second quarter 2014. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) decreased $9.2 million or 1.8% to $500.4 million, as compared to second quarter 2014 primarily due to the sale of DST Global Solutions Ltd. (“Global Solutions”) in fourth quarter 2014 and $9.8 million of negative foreign currency movements. Excluding Global Solutions second quarter 2014 operating revenues and foreign currency impacts, consolidated operating revenues increased $16.0 million or 3.2% in second quarter 2015 as compared to 2014.

•	Consolidated income from operations decreased $6.5 million or 8.6% to $69.1 million, as compared to second quarter 2014.

•	Equity in earnings of unconsolidated affiliates increased $8.9 million to $12.8 million, as compared to second quarter 2014.

•
Weighted average diluted shares outstanding for second quarter 2015 were 37.0 million, a decrease of 4.2 million shares or 10.2% from second quarter 2014, primarily as a result of share repurchases during 2015 and throughout 2014.

Monetization and Share Repurchase Activity

•
DST received $100.3 million of pretax cash proceeds from the monetization of investment assets during second quarter 2015, consisting of $95.6 million from sales of marketable securities (including $94.5 million from the sale of 1.2 million shares of State Street Corporation), $0.6 million from the sale of real estate assets and $4.1 million from private equity investment distributions.

•
During the second quarter 2015, the Company spent $75.0 million to repurchase approximately 600,000 shares of DST common stock. At June 30, 2015, DST had $150.0 million remaining under the existing share repurchase plan.

Recent Business Acquisition

On July 9, 2015, DST agreed to acquire Wealth Management Systems Inc., a leading provider of technology-based rollover services, for $64.0 million, subject to regulatory approvals and other closing conditions. Wealth Management Systems Inc. automates the migration of assets from retirement plans to investment management platforms helping asset managers and broker-dealers grow and retain assets in the retirement marketplace. The closing of this transaction is expected to occur before the end of 2015.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) for second quarter 2015 decreased $10.3 million or 3.7% to $271.1 million as compared to second quarter 2014. The operating revenue decline is primarily due to the sale of Global Solutions in fourth quarter 2014 and approximately $4.0 million of negative foreign currency movements. Global Solutions contributed $15.4 million of operating revenue in second quarter 2014. Excluding Global Solutions 2014 results and the negative foreign currency impact during 2015, Financial Services operating revenue increased by $9.1 million, or 3.4%, in second quarter 2015 as compared to 2014 primarily driven from organic and new client growth within Brokerage Solutions, growth within ALPS due to higher assets under management and increased development revenue at Bluedoor. These increases were partly offset by a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions. Additionally, software license revenues (excluding Global Solutions) of $8.3 million in second quarter 2015 were $3.1 million lower as compared to second quarter 2014 primarily from decreased international business process solutions software revenues.

Financial Services segment income from operations decreased $14.9 million or 26.0% during second quarter 2015 to $42.5 million as compared to second quarter 2014. Global Solutions incurred a loss from operations of $0.5 million in second quarter 2014. Excluding Global Solutions, income from operations decreased $15.4 million or 26.6% as compared to second quarter 2014. The decrease in income from operations resulted primarily from increased technology, security and regulatory compliance costs, as well as other costs incurred to enhance the network infrastructure utilized across all of our operating businesses. Additionally, we have higher costs associated with new business initiatives as we expand our Bluedoor wealth management platform into the U.K. market and make investments to further develop the ALPS, Applied Analytics and Brokerage Solutions service offerings. Operating margin for second quarter 2015 was 15.7% as compared to 20.4% in 2014.

Total mutual fund shareowner accounts decreased by 0.5 million to 97.4 million accounts during second quarter 2015. Registered shareowner accounts processed at June 30, 2015 were 67.4 million, a decrease of 1.1 million accounts from March 31, 2015 and a decrease of 3.5 million accounts from June 30, 2014. For the six months ended June 30, 2015, 1.5 million registered accounts have converted to subaccounts, of which 0.9 million converted to DST’s subaccounting platform. Conversions of registered accounts to subaccounts for full year 2015 are currently estimated to be at the low end or slightly below the Company’s previous guidance of four to five million accounts in 2015. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a variety of factors that could affect the number and timing of registered accounts converting to subaccounts. Subaccounts processed at June 30, 2015 were 30.0 million, an increase of 0.6 million accounts from March 31, 2015 and an increase of 2.4 million accounts from June 30, 2014.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) of $92.1 million during second quarter 2015 were down slightly as compared to second quarter 2014 results of $92.9 million. Lower pharmacy claims processing revenues resulting from a previously announced partial client deconversion on January 1, 2015 were partially offset by organic growth at existing clients. Also positively impacting the change in operating revenues were increased medical claims transaction volumes from existing and new clients, higher business process outsourcing revenues and higher software license revenues.

Healthcare Services segment income from operations increased $3.5 million or 52.2% during second quarter 2015 to $10.2 million primarily due an incremental $5.7 million liability recorded during second quarter 2014 that did not recur in 2015, partially offset by increased staffing costs incurred to expand our clinical, network, and analytic capabilities and enhance client service offerings in order to more effectively compete in the broader competitive pharmacy benefit manager (“PBM”) market. Staffing costs were also higher in order to service the increased medical transaction volumes due to growth in business process outsourcing services which generally require a higher level of support. Operating margin for second quarter 2015 was 11.1% as compared to 7.2% in the second quarter 2014.

Customer Communications Segment

Customer Communications segment operating revenues (excluding out-of-pocket reimbursements) were $154.8 million in second quarter 2015, an increase of $2.3 million from second quarter 2014. Excluding $5.8 million of negative foreign currency impacts, Customer Communications segment operating revenues increased by $8.1 million or 5.3%. North America operating revenues increased $4.8 million or 4.7% to $106.8 million in second quarter 2015 primarily from incremental volumes as we continue to convert previously announced new clients, partially offset by unfavorable foreign currency exchange rate movements of $1.1 million related to our Canadian operations. U.K. operating revenues decreased $2.5 million or 5.0% to $48.0 million in second quarter 2015, primarily from $4.7 million of unfavorable foreign currency exchange rates movements, partially offset by revenue growth from new and existing clients.

Customer Communications segment income from operations increased $5.2 million during second quarter 2015 to $16.3 million. North America operating income increased $4.1 million to $13.4 million compared to 2014 and U.K. operating income increased $1.1 million to $2.9 million. Higher operating revenues combined with cost savings achieved from the closure of certain facilities in North America contributed to the growth in North America operating income. The increase in U.K. operating income is the result of revenue growth partially offset by higher operating costs. Customer Communications segment operating margin for second quarter 2015 was 10.5% as compared to 7.3% in 2014. North America operating margin was 12.5% in second quarter 2015 as compared to 9.1% in second quarter 2014, while the U.K. operating margin was 6.0% in second quarter 2015 as compared to 3.6% in second quarter 2014.

Investments and Other Segment

Investments and Other segment operating revenues for second quarter 2015 decreased $1.6 million as compared to second quarter 2014 to $0.7 million. Investments and Other segment income from operations decreased $0.3 million during second quarter 2015 to $0.1 million primarily due to the cumulative impact of the sale of real estate assets occupied by third parties.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
IFDS	$9.7	$1.0	$17.0	$3.1
BFDS	1.1	1.2	2.5	3.0
Other	2.0	1.7	4.6	3.2
	$12.8	$3.9	$24.1	$9.3

DST’s equity in earnings of unconsolidated affiliates increased primarily from increased earnings from IFDS. The increase in IFDS equity in earnings from second quarter 2014 is primarily the result of higher revenues recognized related to the ongoing conversion activities of the previously announced new wealth management clients in the U.K. In addition, IFDS had higher revenues from organic growth at existing customers and new client processing revenue.

The multi-year implementation efforts for the two new clients are continuing to progress and are expected to be completed in phases. Earnings will continue to be impacted by the rate of progress related to the conversions and therefore may not be consistent period to period throughout the implementation and conversion process. IFDS continues to incur significant costs to develop the new wealth management platform for the U.K. market and expand its infrastructure to prepare for the addition of these new clients and associated services offerings. Beginning in third quarter 2014, IFDS began capitalizing a significant portion of the software development costs which will not begin to be amortized until the underlying modules are placed into production over the next couple of years. Partially offsetting the higher IFDS operating results was negative foreign currency impacts in both the U.K. and Canada.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Operating revenues	$500.4	$509.6	$996.1	$1,014.8
Out-of-pocket reimbursements	194.1	169.9	400.7	348.5

Total revenues	694.5	679.5	1,396.8	1,363.3

Costs and expenses	595.6	576.1	1,189.4	1,159.8
Depreciation and amortization	29.8	32.1	59.2	64.1

Income from operations	69.1	71.3	148.2	139.4

Interest expense	(6.1)	(7.0)	(12.2)	(13.6)
Other income, net	92.3	131.2	175.6	224.8
Equity in earnings of unconsolidated affiliates	12.8	9.6	27.7	15.0

Income before income taxes	168.1	205.1	339.3	365.6
Income taxes	60.6	67.3	124.0	127.4

Net income	$107.5	$137.8	$215.3	$238.2

Weighted average common shares outstanding	36.6	40.9	36.9	41.4
Weighted average diluted shares outstanding	37.0	41.2	37.3	41.8

Basic earnings per share	$2.94	$3.37	$5.84	$5.75
Diluted earnings per share	$2.91	$3.34	$5.78	$5.70

Cash dividends per share of common stock	$0.30	$0.30	$0.60	$0.60

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended June 30, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$258.1	$92.1	$149.5	$0.7	$—	$500.4
Intersegment operating revenues	13.0	—	5.3	—	(18.3)	—
Out-of-pocket reimbursements	14.2	1.6	180.6	—	(2.3)	194.1
Total revenues	285.3	93.7	335.4	0.7	(20.6)	694.5
Costs and expenses	225.7	78.9	311.1	0.5	(20.6)	595.6
Depreciation and amortization	17.1	4.6	8.0	0.1	—	29.8
Income from operations	$42.5	$10.2	$16.3	$0.1	$—	$69.1

Capital expenditures	$33.1	$1.6	$5.3	$—	$—	$40.0

	Three Months Ended June 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$268.7	$92.9	$145.9	$2.1	$—	$509.6
Intersegment operating revenues	12.7	—	6.6	0.2	(19.5)	—
Out-of-pocket reimbursements	14.7	1.6	156.5	0.1	(3.0)	169.9
Total revenues	296.1	94.5	309.0	2.4	(22.5)	679.5
Costs and expenses	225.2	83.0	288.8	1.6	(22.5)	576.1
Depreciation and amortization	17.5	4.8	9.4	0.4	—	32.1
Income from operations	$53.4	$6.7	$10.8	$0.4	$—	$71.3

Capital expenditures	$18.6	$2.3	$6.1	$0.2	$—	$27.2

	Six Months Ended June 30, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$508.6	$184.0	$302.1	$1.4	$—	$996.1
Intersegment operating revenues	29.1	—	12.8	—	(41.9)	—
Out-of-pocket reimbursements	31.2	3.5	372.6	—	(6.6)	400.7
Total revenues	568.9	187.5	687.5	1.4	(48.5)	1,396.8
Costs and expenses	445.7	159.2	634.8	(1.8)	(48.5)	1,189.4
Depreciation and amortization	33.7	9.2	15.9	0.4	—	59.2
Income from operations	$89.5	$19.1	$36.8	$2.8	$—	$148.2

Capital expenditures	$52.2	$3.8	$11.0	$—	$—	$67.0

	Six Months Ended June 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$527.6	$184.9	$298.2	$4.1	$—	$1,014.8
Intersegment operating revenues	25.6	—	13.2	0.5	(39.3)	—
Out-of-pocket reimbursements	30.8	3.0	320.5	0.1	(5.9)	348.5
Total revenues	584.0	187.9	631.9	4.7	(45.2)	1,363.3
Costs and expenses	455.2	159.8	586.9	3.1	(45.2)	1,159.8
Depreciation and amortization	35.2	9.7	18.5	0.7	—	64.1
Income from operations	$93.6	$18.4	$26.5	$0.9	$—	$139.4

Capital expenditures	$34.8	$4.7	$13.5	$0.2	$—	$53.2

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$103.0	$151.7
Funds held on behalf of clients	214.6	356.2
Client funding receivable	44.6	43.4
Accounts receivable	354.7	349.6
Other assets	70.7	71.0
	787.6	971.9

Investments	453.6	656.6
Unconsolidated affiliates	311.1	298.7
Properties, net	417.2	403.6
Intangible assets, net	115.3	122.5
Goodwill	419.8	414.7
Other assets	58.6	74.9
Total assets	$2,563.2	$2,942.9

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$151.7	$167.3
Client funds obligations	259.1	399.6
Accounts payable	93.7	101.8
Accrued compensation and benefits	123.8	168.0
Deferred revenues and gains	53.9	53.9
Income taxes payable	0.3	17.6
Other liabilities	107.1	113.7
	789.6	1,021.9

Long-term debt	346.5	385.6
Income taxes payable	89.6	80.1
Deferred income taxes	109.1	186.4
Other liabilities	34.3	32.5
Total liabilities	1,369.1	1,706.5

Stockholders’ equity	1,194.1	1,236.4
Total liabilities and stockholders’ equity	$2,563.2	$2,942.9

Common shares outstanding	36.4	37.6

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$500.4	$69.1	$168.1	$107.5	$2.91
Adjusted to remove:
Net gain on securities and other investments (1)	—	—	(89.9)	(56.1)	(1.52)
Adjusted Non-GAAP results	$500.4	$69.1	$78.2	$51.4	$1.39

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$509.6	$71.3	$205.1	$137.8	$3.34
Adjusted to remove:
Restructuring charges - Financial Services (2)	—	0.5	0.5	0.3	0.01
Restructuring charges - Customer Communications (2)	—	0.3	0.3	0.2	0.01
Advisory and other transaction costs - Financial Services (3)	—	3.5	3.5	2.2	0.05
Gain on contract to repurchase common stock (4)	—	—	(18.1)	(18.1)	(0.44)
Net gain on securities and other investments (1)	—	—	(109.4)	(67.7)	(1.64)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (6)	—	—	—	(1.6)	(0.04)
Adjusted Non-GAAP results	$509.6	$75.6	$76.2	$49.5	$1.20

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Six Months Ended June 30,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$996.1	$148.2	$339.3	$215.3	$5.78
Adjusted to remove:
Net gain on sale of real estate - Investments & Other (7)	—	(3.0)	(3.0)	(1.8)	(0.05)
Net gain on securities and other investments (1)	—	—	(171.8)	(107.2)	(2.88)
Net gain from unconsolidated affiliates (5)	—	—	(3.6)	(2.3)	(0.06)
Adjusted Non-GAAP results	$996.1	$145.2	$160.9	$104.0	$2.79

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,014.8	$139.4	$365.6	$238.2	$5.70
Adjusted to remove:
Restructuring charges - Financial Services (2)	—	3.0	3.0	1.9	0.05
Restructuring charges - Customer Communications (2)	—	0.3	0.3	0.2	0.01
Advisory and other transaction costs - Financial Services (3)	—	5.6	5.6	3.5	0.08
Gain on contract to repurchase common stock (4)	—	—	(18.1)	(18.1)	(0.43)
Net gain on securities and other investments (1)	—	—	(199.4)	(123.5)	(2.95)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (6)	—	—	—	(1.6)	(0.04)
Adjusted Non-GAAP results	$1,014.8	$148.3	$151.3	$97.0	$2.33

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(2)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

(5)
The net gain from unconsolidated affiliates, resulting from the affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(6)
Income tax items relate to benefits from historical domestic manufacturing deductions, research and experimentation credits and other similar items. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(7)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	June 30, 2015	December 31, 2014	June 30, 2014
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	28.5	29.6	30.7
IRA mutual fund accounts	22.2	22.3	22.7
Other retirement accounts	8.1	8.1	8.2
Section 529 and Educational IRAs	8.6	8.8	9.3
Registered accounts - tax-advantaged	38.9	39.2	40.2
Total registered accounts	67.4	68.8	70.9
Subaccounts	30.0	28.6	27.6
Total U.S. mutual fund shareowner accounts	97.4	97.4	98.5

International mutual fund shareowner accounts processed:
IFDS U.K.	11.4	11.3	11.0
IFDS L.P. (Canada)	12.8	12.5	12.5

Defined contribution participant accounts	6.4	7.2	6.7

ALPS (in billions of U.S. dollars):
Assets Under Management	$15.2	$15.3	$14.8
Assets Under Administration	$138.0	$176.9	$174.8

Automatic Work Distributor workstations (in thousands)	212.5	212.5	211.5

DST Health Solutions covered lives	24.7	24.2	23.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Argus pharmacy paid claims	122.3	119.6	242.2	237.0

Customer Communications images produced:
North America	2,372.3	2,025.0	5,139.1	4,279.6
United Kingdom	507.9	542.2	980.6	1,097.3
Total	2,880.2	2,567.2	6,119.7	5,376.9

Customer Communications packages mailed:
North America	502.3	451.7	1,049.6	940.3
United Kingdom	202.2	204.4	409.5	401.0
Total	704.5	656.1	1,459.1	1,341.3

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Changes in registered accounts:
Beginning balance	68.5	71.1	68.8	71.2
Subaccounting conversions to DST platforms	(0.5)	—	(0.9)	—
Subaccounting conversions to non-DST platforms	(0.4)	(0.4)	(0.6)	(0.9)
Conversions to non-DST platforms	(0.1)	—	(0.1)	(0.1)
Organic growth (decline)	(0.1)	0.2	0.2	0.7
Ending balance	67.4	70.9	67.4	70.9

Changes in subaccounts:
Beginning balance	29.4	27.0	28.6	25.7
Conversions from non-DST registered platforms	0.2	—	0.2	0.6
Conversions from DST’s registered accounts	0.5	—	0.9	—
Organic growth (decline)	(0.1)	0.6	0.3	1.3
Ending balance	30.0	27.6	30.0	27.6

Defined contribution participant accounts:
Beginning balance	7.4	7.1	7.2	6.9
New client conversions	—	0.3	—	0.3
Organic decline	(1.0)	(0.7)	(0.8)	(0.5)
Ending balance	6.4	6.7	6.4	6.7

About DST
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503